UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (561) 998-2440

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $.001	BMTM	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 10, 2023, Bright Mountain Media, Inc. (the “Company”) and its subsidiaries CL Media Holdings LLC, Bright Mountain Media, Inc., Bright Mountain LLC, MediaHouse, Inc. entered into the Sixteenth Amendment to Amended and Restated Senior Secured Credit Agreement (the “Agreement”). The Company and its subsidiaries are parties to a credit agreement between itself, the lenders party thereto and Centre Lane Partners Master Credit Fund II, L.P. as Administrative Agent and Collateral Agent dated June 5, 2020, as amended (the “Credit Agreement”). The Credit Agreement was amended to provide for an additional term loan amount of $1,500,000. This term loan matures on June 30, 2023. As of February 10, 2023, the accumulated term loan principal is $32,608,194, inclusive of fees and interest paid in kind capitalized.

The terms and conditions of this Agreement and Annex A to the Credit Agreement are qualified in its entirety by reference to the Amendment, a copy of which are attached to this Report as Exhibits 10.1 and 10.2 which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Sixteenth Amendment to an Amended and Restated Senior Secured Credit Agreement dated February 10, 2023
10.2	Annex A to the Credit Agreement dated February 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2023	BRIGHT MOUNTAIN MEDIA, INC.

	By:	/s/ Matt Drinkwater
Matt Drinkwater
Chief Executive Officer